Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

April 11, 2007

MIDWEST AIR GROUP REPORTS MARCH PERFORMANCE

Continues Improvement in Traffic, Load Factor and Unit Revenue

Milwaukee, Wisconsin, April 11, 2007 – Midwest Air Group, Inc. (AMEX: MEH) today reported March performance data for Midwest Airlines and Midwest Connect, including continuing improvement in traffic, load factor and unit revenue. At the group level, an 8.1% increase in traffic outpaced a 6.3% increase in capacity, resulting in a 1.4 percentage point increase in load factor compared with March 2006. Revenue per total available seat mile increased 4.0% in the same time period.

Midwest Air Group, Inc. – Performance Report
					Three Months Ended
	March				March 31,
	2007	2006	% Change		2007	2006	% Change
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	403,768	373,421	8.1		1,033,906	944,291	9.5
Scheduled Service Available Seat Miles (000s)	494,135	464,885	6.3		1,403,545	1,319,867	6.3
Total Available Seat Miles (000s)	500,038	475,980	5.1		1,416,220	1,348,334	5.0
Load Factor (%)	81.7%	80.3%	1.4	pts.	73.7%	71.5%	2.2	pts.
Revenue Yield (estimate)	$0.1430	$0.1413	1.2		$0.1401	$0.1390	0.7
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1169	$0.1135	3.0		$0.1032	$0.0995	3.7
Total Revenue per Total ASM (estimate)	$0.1307	$0.1256	4.0		$0.1171	$0.1118	4.7
Number of Flights	9,283	9,437	(1.6)		27,056	27,083	(0.1)
Into-plane Fuel Cost per Gallon (estimate)	$2.09	$2.05	2.1		$2.08	$2.01	3.2

Midwest Airlines Operations
Origin & Destination Passengers	351,854	328,696	7.0		895,225	827,674	8.2
Scheduled Service Revenue Passenger Miles (000s)	382,108	351,621	8.7		976,305	886,035	10.2
Scheduled Service Available Seat Miles (000s)	463,271	432,776	7.0		1,313,498	1,225,977	7.1
Total Available Seat Miles (000s)	469,174	443,758	5.7		1,326,173	1,254,077	5.7
Load Factor (%)	82.5%	81.2%	1.3	pts.	74.3%	72.3%	2.0	pts.
Revenue Yield (estimate)	$0.1305	$0.1264	3.2		$0.1260	$0.1231	2.3
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1076	$0.1027	4.8		$0.0937	$0.0890	5.3
Total Revenue per Total ASM (estimate)	$0.1231	$0.1169	5.4		$0.1092	$0.1032	5.8
Average Passenger Trip Length (miles)	1,086	1,070	1.5		1,091	1,071	1.9
Number of Flights	4,917	4,584	7.3		14,104	12,964	8.8
Into-plane Fuel Cost per Gallon (estimate)	$2.08	$2.04	2.0		$2.08	$2.01	3.4

Midwest Connect Operations
Origin & Destination Passengers	69,871	71,364	(2.1)		190,074	191,231	(0.6)
Scheduled Service Revenue Passenger Miles (000s)	21,659	21,800	(0.6)		57,601	58,256	(1.1)
Scheduled Service Available Seat Miles (000s)	30,864	32,109	(3.9)		90,047	93,890	(4.1)
Total Available Seat Miles (000s)	30,864	32,222	(4.2)		90,047	94,257	(4.5)
Load Factor (%)	70.2%	67.9%	2.3	pts.	64.0%	62.0%	2.0	pts.
Revenue Yield (estimate)	$0.3642	$0.3808	(4.4)		$0.3779	$0.3809	(0.8)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.2556	$0.2586	(1.2)		$0.2417	$0.2363	2.3
Total Revenue per Total ASM (estimate)	$0.2921	$0.2900	0.7		$0.2776	$0.2674	3.8
Average Passenger Trip Length (miles)	310	305	1.5		303	305	(0.5)
Number of Flights	4,366	4,853	(10.0)		12,952	14,119	(8.3)
Into-plane Fuel Cost per Gallon (estimate)	$2.14	$2.09	2.6		$2.10	$2.05	2.3

Note: All statistics exclude charter operations except total available seat miles, total revenue per total available seat miles and into-plane fuel cost. Numbers may not recalculate due to rounding.

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 51 cities. More information is available at http://www.midwestairlines.com.

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